      As filed with the Securities and Exchange Commission on June 12, 1998

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------


                                 StaffMark, Inc.
               (Exact name of issuer as specified in its charter)


        Delaware                                         71-0788538
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              302 East Millsap Road
                             Fayetteville, AR 72703
                    (Address of principal executive offices)


                                 StaffMark, Inc.
                 STOCK ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)


                             GORDON Y. ALLISON, ESQ.
                  Executive Vice President and General Counsel
                                 StaffMark, Inc.
                              302 East Millsap Road
                             Fayetteville, AR 72703
                     (Name and address of agent for service)

                                 (501) 973-6000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


                                                          Proposed maximum            Proposed maximum
Title of securities             Amount to be               offering price                aggregate                   Amount of
to be registered(1)              registered                  per share                 offering price             registration fee
-------------------              ----------                  ---------                 --------------             ----------------
Common Stock, par                  25,000                    $37.28(1)                   $932,000(1)                  $275.00(1)
value $.01 per
share......................



(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low prices of shares of Common Stock on June 11, 1998, reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                      The following documents, as filed by StaffMark, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                              (a) The Company's Annual Report on Form 10-K for
             the fiscal year ended December 31, 1997;

                              (b) The Company's Form 8-K/A filed on January 16,
             1998 with respect to the Company's Form 8-K filed on November 21, 1997;

                              (c) The Company's Form 8-K filed on January 23,
             1998 and the Form 8-K/A related thereto filed on March 16, 1998;

                              (d) The Company's Form 8-K filed on February 23,
             1998;

                              (e) The Company's Quarterly Report on Form 10-Q
             for the quarter ended March 31, 1998;

                              (f) The description of the Common Stock of the
             Company that is contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 17, 1996 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                              (g) All other reports filed pursuant to Section
             13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

             Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

             All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

             Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employee or agents who acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant, directors, officers, employees or agents, are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

             The Company's Certificate of Incorporation, as amended, provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

             In accordance with Delaware law, the Company intends to enter into indemnification agreements with its directors, pursuant to which it will agree to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they are not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.  EXHIBITS.

             The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                                 Exhibit

4.1*         Certificate of Incorporation of the Company.

4.2* Certificate of Amendment of Certificate of Incorporation of the Company.

4.3*** Certificate of Amendment of Certificate of Incorporation of the Company.

4.4*         Amended and Restated By-Laws of the Company, as amended.

4.5* Form of Certificate evidencing ownership of Common Stock of the Company.

4.6**        StaffMark, Inc. Stock Election Plan for Non-Employee Directors.

5***         Opinion of Gordon Y. Allison, Esq.

23.1***      Consent of Arthur Andersen LLP

23.2***      Consent of Gordon Y. Allison, Esq. (included as part of
             Exhibit 5)

24***        Power of Attorney (included as part of the signature page)
----------
*            Incorporated herein by reference from the Exhibits to the Company's
             Registration Statement on Form S-1 (File No. 333-7513).

** Incorporated herein by reference from the Exhibits to Company's Form 10-Q (file No. 0-20971) for the quarterly period ended March 31, 1998.

***          Filed herewith.

ITEM 9.  UNDERTAKINGS.

             (a)  The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
             events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                              (iii) To include any material information with
             respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

             (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

                      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on June 12, 1998.

                                     STAFFMARK, INC.


                                     By:  /s/ Clete T. Brewer
                                        ---------------------------------
                                        Clete T. Brewer
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

                      Each person whose signature to this registration statement appears below hereby constitutes and appoints Clete T. Brewer, Terry C. Bellora and Gordon Y. Allison, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this registration statement, and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

                      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Name                              Title                      Date
 /s/ CLETE T. BREWER           President, Chief Executive        June 12, 1998
----------------------             Officer and Director
     Clete T. Brewer           (Principal Executive Officer)

 /s/ TERRY C. BELLORA              Chief Financial Officer            June 12, 1998
---------------------------         (Principal Financial
     Terry C. Bellora               and Accounting Officer)

  /s/ JERRY T. BREWER               Chairman of the Board             June 12, 1998
---------------------------
      Jerry T. Brewer

 /s/ W. DAVID BARTHOLOMEW      Executive Vice President-- Eastern     June 12, 1998
---------------------------         Operations and Director
     W. David Bartholomew

/s/ STEVEN E. SCHULTE           Executive Vice President--            June 12, 1998
---------------------------     Administration and Director
     Steven E. Schulte

 /s/ JOHN H. MAXWELL, JR.          Executive Vice President --        June 12, 1998
---------------------------       Medical Services and Director
     John H. Maxwell, Jr.

  /s/ JANICE BLETHEN             Executive Vice President --          June 12, 1998
---------------------------       Clinical Trials Support
      Janice Blethen                Services and Director


/s/ WILLIAM T. GREGORY                General Manager --              June 12, 1998
---------------------------       Carolina Region and Director
    William T. Gregory

 /s/ WILLIAM J. LYNCH                       Director                  June 12, 1998
---------------------------
     William J. Lynch

 /s/ R. CLAYTON McWHORTER                   Director                  June 12, 1998
---------------------------
    R. Clayton McWhorter

  /s/ CHARLES A. SANDERS                    Director                  June 12, 1998
---------------------------
      Charles A. Sanders, M.D.

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                      EXHIBIT
--------                    -------
4.1*         Certificate of Incorporation of the Company.

4.2* Certificate of Amendment of Certificate of Incorporation of the Company.

4.3*** Certificate of Amendment of Certificate of Incorporation of the Company.

4.4*         Amended and Restated By-Laws of the Company, as amended.

4.5* Form of Certificate evidencing ownership of Common Stock of the Company.

4.6**        StaffMark, Inc. Stock Election Plan for Non-Employee Directors.

5.1***       Opinion of Gordon Y. Allison, Esq.

23.1***      Consent of Arthur Andersen LLP

23.2***      Consent of Gordon Y. Allison, Esq. (included as part of
             Exhibit 5)

24***        Power of Attorney (included as part of the signature page)
----------
*            Incorporated herein by reference from the Exhibits to the
             Company's Registration Statement on Form S-1 (File No. 333-7513).

** Incorporated herein by reference from the Exhibits to Company's Form 10-Q (file No. 0-20971) for the quarterly period ended March 31, 1998.

***          Filed herewith.